UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2008
ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA		92618

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 12, 2008, the Board of Directors (the “Board”) of Endologix, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Committee”), adopted a cash bonus plan (“Bonus Plan”) pursuant to which participating executive officers of the Company will be eligible to earn cash bonus compensation based on 2008 Company performance. The terms of the Bonus Plan are not contained in a formal written document. The material terms of the Bonus Plan are as follows:
     Under the Bonus Plan, the Company’s executive officers shall be entitled to earn cash bonus compensation based upon the achievement of certain specified performance goals and objectives relating to the Company. Each executive officer of the Company will be eligible to receive a target bonus calculated by multiplying such executive officer’s annual base salary by a percentage value assigned to such participant (the “Target Bonus”). The Target Bonus of Paul McCormick, the Company’s President and Chief Executive Officer, is 35% of his annual base salary. The Target Bonuses of Robert Krist, the Company’s Chief Financial Officer, Stefan Schreck, the Company’s Vice President, Research and Development, and Janet Fauls, the Company’s Vice President, Clinical and Regulatory Affairs and Quality Assurance, are 30% of their respective annual base salaries. Following the end of the fiscal year, the Committee will determine the extent to which the performance goals and objectives were attained. Based upon this assessment, the Committee will recommend that the Board award each eligible participant in the Bonus Plan a bonus award in an amount equal to a percentage of such participant’s Target Bonus. The Committee may recommend that the Board award a bonus in an amount less than or greater than the amount earned by such participant under the Bonus Plan. Each executive officer of the Company will also be eligible to receive an additional cash bonus equal to 20% of such executive officer’s target bonus if the Company achieves certain financial performance objectives.
     The Board, upon the recommendation of the Committee, will approve the amount of the total funding of the Bonus Plan based on 2008 Company performance which will take into account the Company’s accomplishment of the following goals: (i) revenue achievement and (ii) cash management.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.
February 14, 2008	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer